Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-8 of our reports relating to the consolidated financial statements of Willis Group Holdings Public Limited Company and subsidiaries and the effectiveness of Willis Group Holdings Public Limited Company and subsidiaries’ internal control over financial reporting dated February 29, 2012, appearing in the Annual Report on Form 10-K of Willis Group Holdings Public Limited Company for the year ended December 31, 2011.

/s/ Deloitte LLP
Deloitte LLP London, United Kingdom May 4, 2012